Contact:

Hillard C. Gardner
Senior Vice President
and Chief Financial Officer
615/849-3313

CAVALRY BANCORP, INC. REPORTS RECORD EARNINGS FOR 2005
4th quarter highlights include loan growth of 25% per annum and significant margin expansion

Murfreesboro, Tennessee—February 3, 2006—Cavalry Bancorp, Inc. (the “Company”) (Nasdaq NMS: CAVB) announced today fourth quarter and year-to-date financial results for its wholly-owned subsidiary Cavalry Banking (the “Bank”) and the Company.

FOURTH QUARTER 2005 HIGHLIGHTS:

•	Strong earnings growth:
o	Net income after merger related charges of $1.1 million, or $0.15 per share diluted, compared to the prior year’s net loss of $3.2 million or $(0.48) per share diluted.
o	Annualized return on average assets after merger related charges of 0.68 percent for the fourth quarter compared to negative 2.28 percent for the same quarter last year.
o	Annualized return on average shareholders’ equity after merger related charges of 7.26 percent for the fourth quarter compared to negative 23.19 percent for the same quarter last year.
o	Net interest margin of 4.55 percent for the fourth quarter compared to 4.14 percent for the same quarter last year.
•	Strong balance sheet growth:
o	Loans at December 31, 2005 of $505.8 million, up 17.49 percent from December 31, 2004 and 24.55 percent on an annualized basis from September 30, 2005.
o	Deposits at December 31, 2005 of $572.8 million, up 13.09 percent from December 31, 2004 and 6.17 percent on an annualized basis from September 30, 2005.
•	Superior credit quality:
o	Net charge-offs to average loans of 0.05 percent for the fourth quarter of 2005.
o	Nonperforming loans of 0.18 percent of total loans.

In connection with the pending merger with Pinnacle Financial Partners, the Company incurred merger related expenses of $1.1 million (net of taxes) during the fourth quarter of 2005, reducing diluted earnings per share by $0.15 for the quarter ended December 31, 2005. Without these merger related charges, annualized return on average assets and return on average equity for the fourth quarter of 2005 would have been 1.37 percent and 14.73 percent, respectively. “We have spent much of the last two years repositioning the balance sheet and income statement of this company with the objective of becoming a truly high performing commercial bank. We are extremely pleased with the profitability and return ratios we are now achieving and how they compare to high performing peers,” said Ed C. Loughry, Jr., Chairman and CEO.

Total assets of the Company increased 10.31 percent from $578.7 million at December 31, 2004 to $638.3 million at December 31, 2005. Net loans receivable increased 17.49 percent from $430.5 million at December 31, 2004 to $505.8 million at December 31, 2005. Deposits increased 13.09 percent from $506.5 million at December 31, 2004 to $572.8 million at December 31, 2005.

Net income increased from $429,000 or $0.06 per share diluted for the year ended December 31, 2004 to $7.3 million or $1.00 per share diluted for the year ended December 31, 2005. Return on average assets increased from 0.08 percent for the year ended December 31, 2004 to 1.22 percent for the year ended December 31, 2005. Return on average shareholders’ equity increased from 0.77 percent for the year ended December 31, 2004 to 12.81 percent for the year ended December 31, 2005.

Earnings for the year ended December 31, 2005 include a tax benefit of $427,000. This tax benefit resulted from the distribution of cash dividends to the participants of the Employee Stock Ownership Plan. Exclusive of the merger related expense of $1.1 million (net of taxes) and the tax benefit of $427,000 associated with the distribution of cash dividends to the participants of the Employee Stock Ownership Plan, return on average assets and return on average shareholders’ equity for the year ending December 31, 2005 would have been 1.33 percent and 14.02 percent, respectively. Earnings for the year ended December 31, 2004 include a one-time charge associated with fully funding the Company’s Employee Stock Ownership Plan of $4.4 million (net of taxes). Exclusive of this charge, return on average assets and return on average shareholders’ equity for the year ending December 31, 2004 would have been 0.92 percent and 8.72 percent, respectively.

“Loan demand during the fourth quarter was extremely strong reflecting the growth of the Rutherford county market and our associates’ continued focus on serving our customers. We are also excited that our marketing pipelines indicate that strong loan growth should continue in the first quarter of 2006 as well. As we move toward the finalization of our merger with Pinnacle, we are very pleased by the growing momentum we experienced during the fourth quarter in terms of loan growth, margin expansion and operating efficiencies,” said Bill Jones, Executive Vice President and Chief Administrative Officer.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation’s financial statements and those risks identified in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional Information and Where to Find It
Investors and security holders may obtain free copies of our and Pinnacle’s joint proxy statement/prospectus related to the proposed merger through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Bancorp, Inc., 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-3313.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company is disclosing non-GAAP net income and non-GAAP EPS, both of which are defined as non-GAAP financial measures by the SEC. The presentation of this non-GAAP financial information is not intended to be considered independently or as a substitute for the financial information prepared and presented in accordance with GAAP. Because non-GAAP net income and non-GAAP EPS are not measurements determined in accordance with GAAP and are susceptible to varying calculations, non-GAAP net income and non-GAAP EPS, as presented, may not be comparable to other similarly titled measures presented by other companies. The Company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the Company’s core business, excluding certain one-time expenditures that are not expected to occur again in future periods. These non-GAAP financial measures facilitate management's internal comparisons to the Company’s historical performance as well as to our competitors' operating results. The Company included these non-GAAP financial measures to provide investors with the information management believes is necessary to more clearly assess the Company’s performance for the periods presented.

[Selected financial data follows]

Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	December 31,	December 31,
Assets	2005	2004

Cash and cash equivalents	$49,623	$63,135
Investment securities available-for-sale, at fair value	41,008	42,183
Loans held for sale, at estimated fair value	1,170	2,501
Loans receivable, net of allowances for loan losses of $5,247 at December 31, 2005 and $4,863 at December 31, 2004	505,834	430,526
Accrued interest receivable	2,725	1,985
Office properties and equipment, net	16,316	17,607
Required investments in stock of the Federal Home Loan Bank and Federal Reserve Bank, at cost	3,354	3,125
Foreclosed assets	54	16
Bank owned life insurance	12,139	11,604
Goodwill	1,772	1,772
Other assets	4,329	4,216
Total assets	638,324	578,670

Liabilities

Deposits:
Non-interest-bearing	$111,548	$81,719
Interest-bearing	461,272	424,815
	572,820	506,534
Advances from Federal Home Loan Bank of Cincinnati	2,780	2,835
Dividends payable	-	11,332
Accrued expenses and other liabilities	4,181	4,136
Total liabilities	579,781	524,837

Shareholders' Equity

Preferred Stock, no par value Authorized - 250,000 shares; none issued or outstanding at December 31, 2005 and December 31, 2004	-	-
Common Stock, no par value Authorized- 49,750,000 shares; issued and outstanding 7,217,565 at December 31, 2005, and December 31, 2004	19,354	19,354
Retained earnings	39,766	34,598
Accumulated other comprehensive loss, net of tax	(577)	(119)

Total shareholders' equity	58,543	53,833

Total Liabilities and Shareholders' Equity	638,324	578,670

Cavalry Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Interest income:

Loans	$8,551	$6,344	$29,632	$23,183
Investment securities:
Taxable	381	337	1,296	1,315
Non-taxable	76	27	160	101
Other	482	207	1,817	469

Total interest income	9,490	6,915	32,905	25,068

Interest expense:

Deposits	2,804	1,577	9,190	5,458
Borrowings	24	25	96	97

Total interest expense	2,828	1,602	9,286	5,555

Net interest income	6,662	5,313	23,619	19,513

Provision for loan losses	516	523	728	875

Net interest income after provision for loan losses	6,146	4,790	22,891	18,638

Non-interest income:

Servicing income	55	47	219	186
Gain on sale of loans, net	259	492	1,243	2,773
Deposit servicing fees and charges	1,483	1,371	5,768	5,362
Trust service fees	373	265	1,193	1,097
Commissions and other non-banking fees	634	579	2,739	2,477
Other operating income	371	267	1,170	1,003

Total non-interest income	3,175	3,021	12,332	12,898

Non-interest expenses:

Salaries and employee benefits	4,747	8,370	14,413	19,205
Occupancy expense	355	417	1,274	1,395
Supplies, communications, and other office expenses	254	239	948	946
Advertising expense	90	175	379	578
Professional fees	590	378	1,121	1,033
Equipment and service bureau expense	1,261	956	4,028	3,507
Loss on sale of investment securities, net	-	19	-	22
Other operating expense	501	431	2,004	1,887

Total non-interest expense	7,798	10,985	24,167	28,573
Income (loss) before income tax expense	1,523	(3,174)	11,056	2,963

Income tax expense	438	59	3,723	2,534

Net income (loss)	$1,085	$(3,233)	$7,333	$429

Basic Earnings (Loss) Per Share	$0.15	$(0.48)	$1.02	$0.07

Diluted Earnings (Loss) Per Share	$0.15	$(0.48)	$1.00	$0.06

Weighted average shares outstanding - Basic	7,217,565	6,754,189	7,217,565	6,536,801

Weighted average shares outstanding - Diluted	7,331,259	6,754,189	7,328,744	6,779,184

Cavalry Bancorp, Inc.
Consolidated Financial
Highlights
(Unaudited)
(Dollars in thousands)

	December 31, 2005	December 31, 2004	% Change
FINANCIAL CONDITION DATA:

Total assets	$638,324	$578,670	10.31%
Loans receivable, net	505,834	430,526	17.49%
Loans held-for-sale	1,170	2,501	-53.22%
Investment securities available-for-sale	41,008	42,183	-2.79%
Cash and cash equivalents	49,623	63,135	-21.40%
Deposits	572,820	506,534	13.09%
Advances from Federal Home Loan Bank	2,780	2,835	-1.94%
Shareholders' Equity	58,543	53,833	8.75%

Asset Quality Ratios:
Nonaccrual and 90 days or more past due loans as a percent of total loans, net	0.18%	0.17%
Nonperforming assets as a percent of total assets	0.15%	0.13%
Allowance for loan losses as a percent of total loans receivable	1.03%	1.12%

	For the quarters ending			For the year ending
	December 31,			December 31,
	2005	2004	% Change	2005	2004	% Change
OPERATING DATA:

Interest income	$9,490	$6,915	37.24%	$32,905	$25,068	31.26%
Interest expense	2,828	1,602	76.53%	9,286	5,555	67.16%
Net interest income	6,662	5,313	25.39%	23,619	19,513	21.04%
Provision for loan losses	516	523	-1.34%	728	875	-16.80%
Net interest income after provision for loan losses	6,146	4,790	28.31%	22,891	18,638	22.82%

Gain on sale of loans, net	259	492	-47.36%	1,243	2,773	-55.17%
Other income	2,916	2,529	15.30%	11,089	10,125	9.52%
Other expenses	7,798	10,985	-29.01%	24,167	28,573	-15.42%
Income (loss) before income taxes	1,523	(3,174)	nm	11,056	2,963	273.14%
Income tax expense	438	59	642.37%	3,723	2,534	46.92%
Net income (loss)	$1,085	$(3,233)	nm	$7,333	$429	1,609.32%
Diluted net income (loss) per share	$0.15	$(0.48)	nm	$1.00	$0.06	1,566.67%

	For the quarters ending			For the year ending
	December 31,			December 31,
	2005	2004	% Change	2005	2004	% Change

Reconcilation of GAAP Net Income (Loss) to Net Income as Adjusted:

Net income (loss)	$1,085	$(3,233)		$7,333	$429
Adjustments (net of income tax effect):
Merger related charges	355	-		355	-
Accelerated vesting and payout of SERP	763			763
ESOP related charges and credits	-	4,410		(427)	4,410
Total adjustments	1,118	4,410		691	4,410

Net income as adjusted	$2,203	$1,177	87.17%	$8,024	$4,839	65.82%

Reconcilation of GAAP Diluted Net Income (Loss) Per Share to Diluted Net Income Per Share as Adjusted (1):

Diluted net income (loss) per share	$0.15	$(0.48)		$1.00	$0.06
Adjustments (net of income tax effect):
Merger related charges	0.05	-		0.05	-
Accelerated vesting and payout of SERP	0.10			0.10
ESOP related charges and credits	-	0.65		(0.06)	0.65
Total adjustments	0.15	0.65		0.09	0.65

Diluted net income (loss) per share as adjusted	$0.30	$0.17	76.47%	$1.09	$0.71	53.52%

Note (1): Net income as adjusted for 2005 excludes the impact of charges incurred due to the pending merger with Pinnacle Financial Partners and excludes the tax benefit received as a result of the distribution of cash dividends to participants of the Company's ESOP. Charges and credits associated with the Company's ESOP in 2004 were incurred as a result of the Company's decision to deleverage the ESOP in 2004. Management believes adjusting these matters from operating earnings is a more meaningful presentation of the Company's results.

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	0.68%	-2.28%	1.22%	0.08%
Return on average shareholders' equity	7.26%	-23.19%	12.81%	0.77%
Interest rate spread (tax equivalent basis)	4.04%	3.82%	3.89%	3.84%
Net interest margin (tax equivalent basis)	4.55%	4.14%	4.31%	4.10%
Non-interest expense as a percent of average total assets	4.86%	7.76%	4.02%	5.40%
Efficiency ratio	79.27%	131.81%	67.22%	88.16%
Net charge-offs to average outstanding loans	0.05%	0.09%	0.08%	0.14%

Performance Ratios, as adjusted (2):
Return on average assets	1.37%	0.83%	1.33%	0.92%
Return on average shareholders' equity	14.73%	8.44%	14.02%	8.72%
Interest rate spread (tax equivalent basis)	4.04%	3.82%	3.89%	3.84%
Net interest margin (tax equivalent basis)	4.55%	4.14%	4.31%	4.10%
Non-interest expense as a percent of average total assets	3.73%	4.13%	3.72%	4.43%
Efficiency ratio	60.85%	70.09%	62.18%	72.29%
Net charge-offs to average outstanding loans	0.05%	0.09%	0.08%	0.14%

Note (2): The above Performance Ratios as adjusted for 2005 excludes the impact of charges incurred due to the pending merger with Pinnacle Financial Partners and excludes the tax benefit received as a result of the distribution of cash dividends to participants of the Company's ESOP. Charges and credits associated with the Company's ESOP in 2004 were incurred as a result of the Company's decision to deleverage the ESOP in 2004. Management believes adjusting these matters from operating earnings is a more meaningful presentation of the Company's results.